Exhibit 99.1

NEWS RELEASE
For Immediate Release:
February 26, 2024
Sterling Reports Record Fourth Quarter and Full Year 2023 Results
Provides 2024 Full Year Guidance
THE WOODLANDS, TX – February 26, 2024 – Sterling Infrastructure, Inc. (NasdaqGS: STRL) (“Sterling” or the “Company”) today announced financial results for the fourth quarter and full year 2023 and provided full year 2024 guidance.
The financial information herein is from continuing operations and comparisons are to the prior year quarter, unless otherwise noted.
Fourth Quarter 2023 Results
•Revenues of $486.0 million, an increase of 8%
•Gross margin of 18.9%, an increase from 15.4%
•Net Income of $40.2 million, or $1.28 per diluted share, an increase of 99% and 94%, respectively
•Adjusted Net Income(1) of $40.7 million, or $1.30 per diluted share, and increase of 99% and 94%, respectively
•EBITDA(1) of $68.4 million, an increase of 37%
•Adjusted EBITDA(1) of $68.9 million, an increase of 37%
•Cash flows from operations totaled $478.6 million for the twelve months ended December 31, 2023
•Cash and Cash Equivalents totaled $471.6 million at December 31, 2023
•Backlog at December 31, 2023 was $2.07 billion, an increase of 46% over December 31, 2022
•Combined backlog(2) at December 31, 2023 was $2.37 billion, an increase of 40% over December 31, 2022

For the full year ended December 31, 2023, revenue increased by 11.5% over 2022. The Company reported net income of $138.7 million, or $4.44 per diluted share in 2023, versus $96.7 million, or $3.16 per diluted share, in 2022. Adjusted net income(1) was $139.5 million, or $4.47 per diluted share in 2023, versus $97.5 million, or $3.19 per diluted share, in 2022. EBITDA(1) increased 24% to $259.0 million in 2023, versus $208.7 million in 2022. Adjusted EBITDA(1) increased 24% to $259.9 million in 2023, versus $209.5 million in 2022.
CEO Remarks and Outlook
“2023 was another record year for Sterling as we grew our adjusted net income by 43% to deliver adjusted diluted EPS of $4.47, which was above the high end of our previously guided range,” stated Joe Cutillo, Sterling’s Chief Executive Officer. “For the fourth quarter, we delivered adjusted diluted EPS of $1.30, a 94% increase from the corresponding period last year. Our gross margins expanded 350 basis points to 18.9%, reflecting the benefits of project selectivity and mix. We closed the year with backlog of over $2 billion, a 46% increase from year-end 2022 levels, supporting our expectation for continued momentum in 2024. Cash flow from operations for the year was outstanding at $479 million. We remain extremely well positioned to grow the business through both organic initiatives and acquisitions.”
“The drivers of multi-year profitability growth across each of our business segments remain strong. In our E-Infrastructure Solutions business, we are seeing strength in data center and large manufacturing activity, particularly in the Southeast. The Northeastern market continues to see softness related to the slowdown in the e-commerce and small warehouse markets. Fourth quarter E-Infrastructure operating margins expanded 520 basis points and operating income grew 26%,
(1) See the “Non-GAAP Measures”, “Adjusted Net Income From Continuing Operations Reconciliation”, and “EBITDA From Continuing Operations Reconciliation” sections below for more information.
(2) Combined Backlog includes Unsigned Awards of $303.2 million and $275.0 million at December 31, 2023 and December 31, 2022, respectively.

driven by a shift toward large, mission critical projects. E-Infrastructure Solutions backlog at year end was up 35%, supporting our expectation for high single to low double-digit revenue growth in 2024. Transportation Solutions had another excellent quarter, with revenue growth of 39% and operating margin expansion of 300 basis points. We are seeing broad-based demand across our Transportation Solutions footprint and end markets and anticipate continued strength in 2024. Building Solutions revenue grew 24% in the fourth quarter, including $16.6 million from acquisitions. Our residential markets remained strong, up 25% on an organic basis, however, the commercial market declined 27%. This had a favorable mix impact on segment margins, contributing to 100 basis points of expansion and operating income growth of 35%,” continued Mr. Cutillo.
“We believe 2024 will be another year of bottom line growth well in excess of our top line growth. Our strong backlog position, visibility into future opportunities, and laser focus on maximizing returns give us confidence in our ability to deliver on our guidance for the year,” Mr. Cutillo concluded.
Full Year 2024 Guidance
•Revenue of $2.125 billion to $2.215 billion
•Net Income of $155 million to $165 million
•Diluted EPS of $4.85 to $5.15
•EBITDA(1) of $285 million to $300 million
Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Tuesday, February 27, 2024 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (800) 836-8184. Please call in 10 minutes before the conference call is scheduled to begin and ask for the Sterling Infrastructure call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Events & Presentations section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for 30 days.
About Sterling
Sterling operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States, primarily across the Southern, Northeastern, Mid-Atlantic and Rocky Mountain regions and the Pacific Islands. E-Infrastructure Solutions provides advanced, large-scale site development services for manufacturing, data centers, e-commerce distribution centers, warehousing, power generation and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, rail and storm drainage systems. Building Solutions includes residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs, other concrete work, and plumbing services for new single-family residential builds. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.
Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.”

(1) See the “Non-GAAP Measures” and “EBITDA Guidance Reconciliation” sections below for more information.

Important Information for Investors and Stockholders
Non-GAAP Measures
This press release contains “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures may include adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting and forecasting, as well as for determining employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Reconciliations of Non-GAAP financial measures to the most comparable GAAP measures are provided in the tables included within this press release.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: our business strategy; our financial strategy; our industry outlook; our guidance; our expected margin growth; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “guidance,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Company Contact: Sterling Infrastructure, Inc. Noelle Dilts, VP IR and Corporate Strategy 281-214-0795

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Continuing Operations:
Revenues	$485,978	$448,607	$1,972,229	$1,769,436
Cost of revenues	(394,223)	(379,641)	(1,634,591)	(1,494,869)
Gross profit	91,755	68,966	337,638	274,567
General and administrative expense	(26,111)	(23,104)	(98,703)	(86,480)
Intangible asset amortization	(4,017)	(3,509)	(15,226)	(14,100)
Acquisition related costs	(521)	(265)	(873)	(827)
Other operating expense, net	(5,338)	(5,045)	(17,041)	(13,290)
Operating income	55,768	37,043	205,795	159,870
Interest income	5,813	684	14,140	885
Interest expense	(6,804)	(6,329)	(29,320)	(20,591)
Income before income taxes	54,777	31,398	190,615	140,164
Income tax expense	(12,341)	(10,741)	(47,770)	(41,707)
Net income, including noncontrolling interests	42,436	20,657	142,845	98,457
Less: Net income attributable to noncontrolling interests	(2,263)	(424)	(4,190)	(1,740)
Net income from Continuing Operations	$40,173	$20,233	$138,655	$96,717

Discontinued Operations:
Pretax loss	$—	$(1,561)	$—	$(4,848)
Pretax gain on disposition	—	16,687	—	16,687
Income tax expense	—	(3,634)	—	(2,095)
Net income from Discontinued Operations	$—	$11,492	$—	$9,744

Net income attributable to Sterling common stockholders	$40,173	$31,725	$138,655	$106,461

Net income per share from Continuing Operations:
Basic	$1.30	$0.67	$4.51	$3.20
Diluted	$1.28	$0.66	$4.44	$3.16

Net loss per share from Discontinued Operations:
Basic	$—	$0.38	$—	$0.32
Diluted	$—	$0.37	$—	$0.32

Net income per share attributable to Sterling common stockholders:
Basic	$1.30	$1.05	$4.51	$3.53
Diluted	$1.28	$1.03	$4.44	$3.48

Weighted average common shares outstanding:
Basic	30,819	30,324	30,755	30,199
Diluted	31,334	30,739	31,208	30,564

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
Revenues	2023	% of Revenue	2022	% of Revenue	2023	% of Revenue	2022	% of Revenue
E-Infrastructure Solutions	$217,472	45%	$247,272	55%	$937,408	48%	$905,277	51%
Transportation Solutions	175,685	36%	126,545	28%	630,908	32%	542,550	31%
Building Solutions	92,821	19%	74,790	17%	403,913	20%	321,609	18%
Total Revenues	$485,978		$448,607		$1,972,229		$1,769,436

Operating Income
E-Infrastructure Solutions	$37,616	17.3%	$29,811	12.1%	$140,997	15.0%	$121,453	13.4%
Transportation Solutions	12,262	7.0%	5,070	4.0%	41,911	6.6%	26,623	4.9%
Building Solutions	11,164	12.0%	8,260	11.0%	46,193	11.4%	36,693	11.4%
Segment Operating Income	61,042	12.6%	43,141	9.6%	229,101	11.6%	184,769	10.4%
Corporate G&A Expense	(4,753)		(5,833)		(22,433)		(24,072)
Acquisition Related Costs	(521)		(265)		(873)		(827)
Total Operating Income	$55,768	11.5%	$37,043	8.3%	$205,795	10.4%	$159,870	9.0%

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$471,563	$181,544
Accounts receivable	252,435	262,646
Contract assets	88,600	109,803
Receivables from and equity in construction joint ventures	17,506	14,122
Other current assets	17,875	29,139
Total current assets	847,979	597,254
Property and equipment, net	243,648	215,482
Operating lease right-of-use assets, net	57,235	59,415
Goodwill	281,117	262,692
Other intangibles, net	328,397	299,123
Other non-current assets, net	18,808	7,654
Total assets	$1,777,184	$1,441,620
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$145,968	$121,887
Contract liabilities	444,160	239,297
Current maturities of long-term debt	26,520	32,610
Current portion of long-term lease obligations	19,641	19,715
Accrued compensation	27,758	24,136
Other current liabilities	14,121	8,966
Total current liabilities	678,168	446,611
Long-term debt	314,996	398,735
Long-term lease obligations	37,722	40,103
Members’ interest subject to mandatory redemption and undistributed earnings	29,108	21,597
Deferred tax liability, net	76,764	51,659
Other long-term liabilities	16,573	5,116
Total liabilities	1,153,331	963,821
Stockholders’ equity:
Common stock	309	306
Additional paid in capital	293,570	287,914
Retained earnings	325,034	186,379
Total Sterling stockholders’ equity	618,913	474,599
Noncontrolling interests	4,940	3,200
Total stockholders’ equity	623,853	477,799
Total liabilities and stockholders’ equity	$1,777,184	$1,441,620

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Years Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$142,845	$108,201
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57,403	52,066
Amortization of debt issuance costs and non-cash interest	1,727	2,136
Gain on disposal of property and equipment	(5,286)	(2,637)
Gain on debt extinguishment, net	—	(2,428)
Gain on disposition of Myers	—	(16,687)
Deferred taxes	14,746	36,492
Stock-based compensation	14,622	12,726
Change in fair value of interest rate swap	—	(203)
Changes in operating assets and liabilities	252,527	29,450
Net cash provided by operating activities	478,584	219,116
Cash flows from investing activities:
Acquisitions, net of cash acquired	(51,177)	(18,004)
Disposition, net of cash disposed	14,000	(15,789)
Capital expenditures	(64,379)	(60,909)
Proceeds from sale of property and equipment	13,804	4,947
Net cash used in investing activities	(87,752)	(89,755)
Cash flows from financing activities:
Cash received from credit facility	2,562	—
Repayments of debt	(93,491)	(23,373)
Distributions to noncontrolling interest owners	(2,450)	—
Withholding taxes paid on net share settlement of equity awards	(9,567)	(9,416)
Debt issuance costs	(1,572)	—
Other	(16)	—
Net cash used in financing activities	(104,534)	(32,789)
Net change in cash, cash equivalents, and restricted cash	286,298	96,572
Cash, cash equivalents and restricted cash at beginning of period	185,265	88,693
Cash, cash equivalents and restricted cash at end of period	471,563	185,265
Less: restricted cash - Continuing Operations	—	(3,721)
Cash and cash equivalents at end of period - Continuing Operations	$471,563	$181,544

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
ADJUSTED NET INCOME FROM CONTINUING OPERATIONS RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net income from Continuing Operations	$40,173	$20,233	$138,655	$96,717
Acquisition related costs	521	265	873	827
Adjusted net income from Continuing Operations (1)	$40,694	$20,498	$139,528	$97,544

Net income per share from Continuing Operations:
Basic	$1.30	$0.67	$4.51	$3.20
Diluted	$1.28	$0.66	$4.44	$3.16

Adjusted net income per share from Continuing Operations:
Basic	$1.32	$0.68	$4.54	$3.23
Diluted	$1.30	$0.67	$4.47	$3.19

Weighted average common shares outstanding:
Basic	30,819	30,324	30,755	30,199
Diluted	31,334	30,739	31,208	30,564

(1) The Company defines adjusted net income from continuing operations as net income from continuing operations excluding the impact of acquisition related costs.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA FROM CONTINUING OPERATIONS RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net income from Continuing Operations	$40,173	$20,233	$138,655	$96,717
Depreciation and amortization	14,874	13,253	57,403	50,575
Interest expense, net of interest income	991	5,645	15,180	19,706
Income tax expense	12,341	10,741	47,770	41,707
EBITDA from Continuing Operations (1)	68,379	49,872	259,008	208,705
Acquisition related costs	521	265	873	827
Adjusted EBITDA from Continuing Operations (2)	$68,900	$50,137	$259,881	$209,532

(1) The Company defines EBITDA from continuing operations as GAAP net income from continuing operations, adjusted for depreciation and amortization, net interest expense and taxes.

(2) The Company defines adjusted EBITDA from continuing operations as EBITDA from continuing operations excluding the impact of acquisition related costs.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA GUIDANCE RECONCILIATION
(In millions)
(Unaudited)

	Full Year 2024 Guidance
	Low	High
Net income attributable to Sterling common stockholders	$155	$165
Depreciation and amortization	62	64
Interest expense, net of interest income	5	6
Income tax expense	63	65
EBITDA (1)	$285	$300

(1) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, and taxes.